UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 29, 2022

LIVEONE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38249	98-0657263
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

269 South Beverly Drive, Suite 1450

Beverly Hills, CA 90212

(Address of principal executive offices) (Zip Code)

(310) 601-2505

(Registrant’s telephone number, including area code)

n/a

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.001 par value per share	LVO	The NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Information.

LiveOne, Inc. (the “Company”) today commented, as more fully set forth below, on the lawsuit which Joseph Schnaier and his affiliates filed several years ago and continue to pursue against the Company and the other remaining defendant. The Company believes that such lawsuit is frivolous and was filed intentionally by the plaintiffs to publicly tarnish the Company’s and its senior management’s reputations through the public domain in an effort to obtain by threat of litigation certain results for Mr. Schnaier’s self-serving and improper purposes. The Company intends to continue to vigorously defend all remaining defendants against any liability to the plaintiffs. The Company believes that the allegations are without merit and that it has strong defenses.

The information in this Item 7.01 of this Current Report on Form 8-K (this “Current Report”) shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Exchange Act or the Securities Act of 1933, as amended, except as shall be expressly set forth by reference in such a filing.

The Company continues to vigorously defend itself against such lawsuit filed several years ago by Mr. Schnaier and his affiliated entities, Danco Enterprises, LLC (“Danco”), Wantickets RDM, LLC (“Wantickets”) and Wantmcs Holdings, LLC, against the Company. The Company’s defense in this matter is on the heels of the Company defeating Barry Regenstein in court in another lawsuit, including filing for sanctions against his lawyer. The Company was able to have all 15 claims for monetary relief asserted by Mr. Regenstein against the Company thrown out in court. The Company is prepared to take the same actions against Mr. Schnaier and his affiliated plaintiff entities.

The dispute with Mr. Schnaier and his affiliated plaintiffs arose in connection with the Company’s now defunct subsidiary, LiveXLive Tickets, Inc., having acquired substantially all of the operating assets of Wantickets in May 2017.

As shown below, the records in the Schnaier matter demonstrate that Wantickets revenues dropped and losses increased significantly after Mr. Schnaier purchased a controlling interest in Wantickets and became its CEO in 2016.

Wantickets RDM, LLC.
Financial Statement Analysis	Valuation Date: May 5, 2017

Historical Income Statements

	For the Year Ended:
	30-Jun-15		31-Mar-16		31-Mar-17
	Actual	%	Actual	%	TTM	%
Revenue	$7,661,000	100.0%	$5,771,000	100.0%	$3,747,000	100.0%
Cost of sales	2,790,000	36.4%	2,079,000	36.0%	1,147,000	30.6%
Gross Profit	4,871,000	63.6%	3,692,000	64.0%	2,600,000	69.4%
Selling, general & administrative (SG&A) expenses	4,907,000	64.1%	3,614,000	62.6%	4,058,000	108.3%
Earnings before interest, taxes, depreciation & amortization (EBITDA)	(36,000)	-0.5%	78,000	1.4%	(1,458,000)	-38.9%
Depreciation expense	50,000	0.7%	64,000	1.1%	72,000	1.9%
Amortization expense	-	0.0%	-	0.0%	-	0.0%
Earnings before interest & taxes (EBIT)	(86,000)	-1.1%	14,000	0.2%	(1,530,000)	-40.8%
Other income (expense)	(15,000)	-0.2%	(40,000)	-0.7%	15,000	0.4%
Interest income (expense)	-	0.0%	-	0.0%	-	0.0%
Other income, net	(15,000)	-0.2%	(40,000)	-0.7%	15,000	0.4%
Pretax Income (EBT)	(101.000)	-1.3%	(26,000)	-0.5%	(1,515,000)	-40.4%
Provision (benefit) for income taxes	-	0.0%	-	0.0%	-	0.0%
Net Income	$(101,000)	-1.3%	$(26,000)	-0.5%	$(1,515,000)	-40.4%

Following Wantickets’ disastrous three-year performance after the purchase by Mr. Schnaier, after the asset purchase by LiveXLive Tickets Wantickets’ own Chief Financial Officer, Richard Blakeley, stated to LiveXLive Tickets that there was $1.6 million in liabilities which Wantickets was required to pay.

The Company is disappointed that Mr. Schnaier is using the court system in what the Company believes is an attempt to continue to try to extort money from the Company and its stockholders while the Company believes there is so much proof that Mr. Schnaier destroyed Wantickets’ business and seems to have been responsible for not paying its partners. According to Wantickets’ court filings in the Eventbrite litigation, Mr. Schnaier accused top two former Wantickets’ employees, Diego Carlin and Barak Schurr, as well as Eventbrite of destroying significant value of Wantickets years before LiveXLive Tickets acquired Wantickets’ operating assets.

Furthermore, publicly available records show that Mr. Schnaier’s and/or Danco’s former attorneys, bankers, partners and/or investors have obtained liens and/or judgments for approximately $18 million against Mr. Schnaier personally and/or his affiliates, including:

●	On August 26,2009, FINRA permanently barred Mr. Schnaier from acting as a registered broker or otherwise associating with a broker-dealer firm;

●	A judgment in favor of Drovah Properties was obtained on January 25, 2021 for approximately $14,200,000 was obtained jointly and severally against Mr. Schnaier and Danco;

●	A judgment in favor of Cohen Capital Corp. was obtained in November 2019 in the amount of $242,000 against Mr. Schnaier and another defendant;

●	A judgment in favor of Wynn Las Vegas LLC was obtained in February 2019 in the amount of $710,510.04 against Wantickets and RNG Tickets;

●	A complaint was filed in 2019 by Tamir Shabat seeking approximately $230,000 against Mr. Schnaier and certain other defendants;

●	A complaint was filed by Wynn Las Vegas, LLC in 2018 against Mr. Schnaier, Danco, LiveXLive Tickets and another defendant related to Mr. Schanier’s and Wantickets business dealings with Wynn prior to LiveXLive Tickets’ purchase of Wantickets’ operating assets;

●	A judgment in favor of Dragonfly Capital Partners LLC was obtained on April 11, 2018 for over $964,000 against Mr. Schnaier. Dragonfly provided advisory services to Mr. Schnaier in connection with his original acquisition of Wantickets;

●	A judgment in favor of Mintz Levin Cohn Ferris Glovsky, & Popeo, PC was obtained on August 7, 2018 for over $109,000 against Mr. Schnaier;

●	A residential foreclosure action was filed in 2018 by Wilmington Savings Fund against Mr. Schnaier;

●	On November 29, 2017, Light Nightclub (“Light”) filed a claim against Wantickets, LiveXLive Tickets, Joseph Schnaier and Brian Landow, alleging total damages in excess of $287,000 for breach of contract with respect to Wantickets’ Pre Sale Agreement for online ticket sales services, as a result of which Light entered into a settlement agreement with Mr. Schnaier pursuant to which he agreed to pledge all his formerly owned shares of the Company and satisfied the claim in full;

●	A judgment in favor of Chaim Kopicel was obtained on July 16, 2015 for over $1,951,000 against Mr. Schnaier and another defendant, which was subsequently settled by Mr. Schnaier via the proceeds of sales of his formerly owned shares of the Company; and

●	Other claims by various parties related to Wantickets’ historic business.

In addition, Wantickets’ and Mr. Schnaier’s long litigation history dates back to Wantickets having sued Eventbrite in November 2016 over claims according to court documents that Eventbrite “actively encouraged and participated in a series of disloyal acts’’ involving certain former employees of Wantickets that subsequently joined Eventbrite. After more than 18 months of litigation, the two companies agreed to mutually end the lawsuit in 2018, with each party agreeing to bear their own legal fees and costs and without either party prevailing against the other.

The Company intends to continue to vigorously defend all remaining defendants against any liability to the plaintiffs in the lawsuit first discussed above. The Company believes that the allegations are without merit and that it has strong defenses.

Forward-Looking Statements

All statements other than statements of historical facts contained in this Current Report on Form 8-K are “forward-looking statements,” which may often, but not always, be identified by the use of such words as “may,” “might,” “will,” “will likely result,” “would,” “should,” “estimate,” “plan,” “project,” “forecast,” “intend,” “expect,” “anticipate,” “believe,” “seek,” “continue,” “target” or the negative of such terms or other similar expressions. These statements involve known and unknown risks, uncertainties and other factors, which may cause actual results, performance or achievements to differ materially from those expressed or implied by such statements, including: the Company’s reliance on one key customer for a substantial percentage of its revenue; the Company’s reliance on one key customer for a substantial percentage of its revenue; the Company’s ability to consummate any proposed financing, acquisition, spin-out, distribution or transaction, including the proposed spin-out of PodcastOne or its pay-per-view business, the timing of the closing of such proposed event, including the risks that a condition to closing would not be satisfied within the expected timeframe or at all, or that the closing of any proposed financing, acquisition, spin-out, distribution or transaction will not occur or whether any such event will enhance shareholder value; PodcastOne’s ability to list on a national exchange; the Company’s ability to continue as a going concern; the Company’s ability to attract, maintain and increase the number of its users and paid members; the Company identifying, acquiring, securing and developing content; the Company’s intent to repurchase shares of its common stock from time to time under its announced stock repurchase program and the timing, price, and quantity of repurchases, if any, under the program; the Company’s ability to maintain compliance with certain financial and other covenants; the Company successfully implementing its growth strategy, including relating to its technology platforms and applications; management’s relationships with industry stakeholders; the effects of the global Covid-19 pandemic; uncertain and unfavorable outcomes in legal proceedings; changes in economic conditions; competition; risks and uncertainties applicable to the businesses of the Company’s subsidiaries; and other risks, uncertainties and factors including, but not limited to, those described in the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2022, filed with the U.S. Securities and Exchange Commission (the “SEC”) on June 29, 2022, and in the Company’s other filings and submissions with the SEC. These forward-looking statements speak only as of the date hereof, and the Company disclaims any obligations to update these statements, except as may be required by law. The Company intends that all forward-looking statements be subject to the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIVEONE, INC.

Dated: July 29, 2022	By:	/s/ Robert S. Ellin
	Name:	Robert S. Ellin
	Title:	Chief Executive Officer and Chairman of the Board of Directors

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